EXHIBIT 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Shares of Common Stock of Aspen Neuroscience, Inc.

Date:  November 9, 2026

FRAZIER LIFE SCIENCES X, L.P.

By: FHMLS X, L.P., its General Partner

By: FHMLS X, L.L.C., its General Partner

By: /s/ Jennifer Martin

Jennifer Martin, Chief Financial Officer

Date:  November 9, 2026

FHMLS X, L.P.

By: FHMLS X, L.L.C., its General Partner

By: /s/ Jennifer Martin

Jennifer Martin, Chief Financial Officer

Date:  November 9, 2026

FHMLS X, L.L.C.

By: /s/ Jennifer Martin

Jennifer Martin, Chief Financial Officer

Date:  November 9, 2026

By: *

James N. Topper

Date:  November 9, 2026

By: *

Patrick J. Heron

Date:  November 9, 2026

By: /s/ Jennifer Martin

Jennifer Martin, as Attorney-in-Fact

* This Joint Filing Agreement was executed by Jennifer Martin on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which was filed with the SEC on January 27, 2026.